UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report: April 7, 2005

Assurant, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-31978	39-1126612

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

One Chase Manhattan Plaza, 41st Floor New York, New York	10005

(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:                     (212) 859-7000

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐     Written communications pursuant to Rule 425 under the Securities Act (17 CR 230.425)

☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry Into a Material Definitive Agreement

     On April 7, 2005, the Compensation Committee (the “Committee”) of the Board of Directors of Assurant, Inc. (the “Company”) adopted the Assurant Long Term Incentive Plan (the “ALTIP”) as a sub-plan under the Company’s 2004 Long-Term Incentive Plan (the “2004 Plan”). The ALTIP provides a framework for annual grants of restricted stock and stock appreciation rights under the 2004 Plan to eligible employees of the Company.

     The Compensation Committee will establish target amounts for ALTIP awards based upon a percentage of each participant’s base compensation. Actual awards may range from 75% to 125% of the target amount based upon such criteria as the Committee deems relevant. Generally, annual awards under the ALTIP will consist (i) 25% of restricted stock, which will vest one-third each year on the anniversary of the date of grant, and (ii) 75% of stock appreciation rights, which will vest as of December 31 of the second calendar year following the year in which the award was granted. Vesting will accelerate in full upon the occurrence of a change of control of the Company and on a pro rata basis in the event of the participant’s death, disability, or retirement. To the extent not earlier exercised by the participant, vested stock appreciation rights issued pursuant to the ALTIP automatically will be exercised on the earlier of (i) the fifth anniversary of the date of grant; (ii) the second anniversary of the date of the participant’s retirement, disability, or death; (iii) the date of a change in control of the Company; or (iv) ninety days following the participant’s termination of employment with the Company. All stock appreciation rights issued pursuant to the ALTIP will be settled in shares of Company common stock, although the Company may settle fractional shares in cash.

     On April 7, 2005, the Compensation Committee also approved the grant of ALTIP awards to the Company’s named executive officers in fiscal year 2005. The following table sets forth the current base salary and 2005 ALTIP award amount for such named executive officers:

			2005 ALTIP
			Award
Name	Position	2005 Base Salary	(% of Base Salary)

J. Kerry Clayton	President & CEO,	$873,500	175%
	Assurant, Inc.

Robert B. Pollock	Executive Vice	$692,000	130%
	President & CFO,
	Assurant, Inc.

Philip Bruce Camacho	Executive Vice	$585,000	90%
	President,
	Assurant, Inc. and
	President & CEO of
	Assurant Solutions

Lesley G. Silvester	Executive Vice	$461,500	105%
	President,
	Assurant, Inc.

Donald Hamm	Executive Vice	$450,000	90%
	President,
	Assurant, Inc. and
	President & CEO,
	Assurant Health

     The ALTIP also provides for the cancellation, as of June 30, 2005, of unexercised cash-based Assurant, Inc. appreciation incentive rights (the “Corporate Rights”) and business unit appreciation incentive rights (the “Business Unit Rights”) issued under the Assurant Appreciation Incentive Rights Plan, as amended and restated (the “AAIR Plan”). Immediately following such cancellation, the Company will issue replacement stock appreciation rights pursuant to the ALTIP with respect to such cancelled AAIR rights. The number of replacement awards granted with respect to the Corporate Rights will be equal to the number of the cancelled Corporate Rights. The number of replacement awards granted with respect to Business Unit Rights will be determined based upon the ratio of the strike price of the cancelled Business Unit Rights to the fair market value of such cancelled Business Unit Rights. The term and vesting provision of all replacement awards will be identical to the original AAIR rights, but all replacement awards issued pursuant to the ALTIP will be settled in shares of Company common stock.

Item 9.01 Financial Statements and Exhibits

     (c) Exhibit

Exhibit No.
10.1	Assurant Long Term Incentive Plan (ALTIP)

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ASSURANT, INC.
Date: April 13, 2005	By:	/s/ Douglas R. Lowe
		Name:	Douglas R. Lowe
		Title:	Vice President and Corporate Counsel